UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 23, 2005

                            Basic Empire Corporation
                         ------------------------------

             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-49608                                          75-2955368
(Commission File Number)                    (IRS Employer Identification Number)



                         Room 511, 5/F., Wing On Plaza,
                          62 Mody Road, Tsim Sha Tsui,
                               Kowloon, Hong Kong.
                    (Address of principal executive offices)

                                 +852 6555 1799
              (Registrant's telephone number, including area code)


       Former Address of Registrant: 12890 Hilltop Road, Argyle, TX 76226
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review

         Pursuant to paragraph (a) of Item 402, we make the disclosure that our previously issued financial statements covering the first quarter of 2005 should no longer be relied upon because of errors in such financial statements and because the review of such financial statements by our U.S. independent registered accountant was incomplete at the time of filing.


         On May 23, 2005, as a result of conversations with our U.S. independent registered accountant, we concluded that the presentation of our financial statements were incorrect in our previously filed Form 10-QSB for the period ended March 31, 2005. In addition, on May 23, 2005, we realized that due to miscommunication within our company, the review of our financial statements for that period by our U.S. independent registered accountant was incomplete.

         As a result of these pending restatements, the previously issued financial statements contained in our Form 10-QSB for the period ended March 31, 2005 should no longer be relied upon. We intend to effect the restatement of our financial statements for these matters through the filing of an amendment to our Form 10-QSB for the period ended March 31, 2005.

         We  have  provided  to,  and  discussed  with,  our  U.S.   independent
registered accountants these accounting matters.



         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 26, 2005

Basic Empire Corporation
A Delaware Corporation
/s/ Chang Yu
By: Chang Yu
President